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                                                                  Exhibit 10.13
Confidential

                       IN THE UNITED STATES DISTRICT COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

eSPEED, INC., and ELECTRONIC TRADING  )
SYSTEMS CORPORATION,                  )
                                      )
                    Plaintiff(s)      )
                                      )
                                      )       CIVIL ACTION NO. 3:99-CV- 1016-M
                                      )
                                      )
VS.                                   )
                                      )
THE BOARD OF TRADE OF THE CITY OF     )
CHICAGO and THE CHICAGO MERCANTILE    )
EXCHANGE,                             )
                                      )
                    Defendant(s)      )

                              SETTLEMENT AGREEMENT
                              --------------------

1. The parties hereto agree that this lawsuit and all related claims, lawsuits and controversies between them, asserted or assertable in connection with or arising out of this case, are hereby settled in accordance with the following terms of this Settlement Agreement. The parties agree that the terms of this Settlement Agreement are for the purpose of disposing of disputed claims, and are not an admission of liability on the part of any party hereto.

2.   The consideration to be given for this settlement is as follows:

     See Attachment "A" and "B" which are attached hereto and made *a part hereof.

3. The above styled and numbered case shall be resolved by an agreed order of dismissal with prejudice with costs taxed to the party incurring same.

4. Conditioned upon the initial payments due pursuant to Attachments A and B, the parties agree to release, discharge, and forever hold each other harmless from any and all claims, demands, suits, and judgments, known or unknown, fixed or contingent, liquidated or unliquidated, which were asserted or assertable in the above case, as of this date, arising from or related to any act or omission or event occurring up to the date of this Agreement. These releases run to the benefit of all attorneys, agents, employees, trustees, officers, directors, shareholders, partners, heirs, assigns, and legal representatives of the parties, in each case only as to acts made solely in such capacity, as well as the parties' majority-owned direct or indirect subsidaries and One Chicago. For clarity, the release with respect to past acts of infringement shall extend to (1) the Board of Trade Clearing Corporation, (2) any suppliers (only to the extent they acted in the capacity of a supplier) of all or a portion of CME's Electronic Futures Exchange (as defined in Attachment A) solely with respect to the acts of making for CME, selling to CME, and offering for sale to CME, all or a portion of CME's Electronic Futures Exchange and (3) any suppliers of all or a portion of CBOT's Electronic Futures Exchange (as defined in Attachment B) solely with respect to the acts of making for CBOT, selling to CBOT, and offering for sale to CBOT, all or a portion of CBOT's Electronic Futures Exchange.

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     "Party," if used in these releases, includes all named parties to this
     Agreement, and all related entities of the parties, including, without limitation, Chicago Mercantile Exchange Holdings Inc. and Chicago Mercantile Exchange Inc.

5.   Each signatory hereto warrants and represents that:

     (a) He or she has authority to bind the party or parties for whom such person acts except as set forth in paragraph 10(b).

     (b) It has the authority to dispose of and/or grant rights with respect to the claims, suits, rights and/or interests which are the subject matter hereto and that such claims, suits, rights and/or interests have not been assigned, transferred or sold.

(6) (a) eSpeed represents and warrants to CBOT and CME that as of the Effective Date, eSpeed is not aware of any claims against CBOT, CME, or their respective majority-owned direct or indirect subsidiaries, other than the claims that are released and discharged by this Agreement.

     (b) ETS represents and warrants to CBOT and CME that as of the Effective Date, ETS is not aware of any claims against CBOT, CME, or their majority-owned direct or indirect subsidiaries, other than the claims that are released and discharged by this Agreement.

     (c) CBOT represents and warrants to eSpeed that as of the Effective Date, CBOT is not aware of any claims against eSpeed or its majority-owned direct or indirect subsidiaries, other than the claims that are released and discharged by this Agreement.

     (d) CBOT represents and warrants to ETS that as of the Effective Date, CBOT is not aware of any claims against ETS or its majority-owned direct or indirect subsidiaries, other than the claims that are released and discharged by this Agreement.

     (e) CME represents and warrants to eSpeed that as of the Effective Date, CME is not aware of any claims against eSpeed or its majority-owned direct or indirect subsidiaries, other than the claims that are released and discharged by this Agreement.

     (f) CME represents and warrants to ETS that as of the Effective Date, CME is not aware of any claims against ETS or its majority-owned direct or indirect subsidiaries, other than the claims that are released and discharged by this Agreement.

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7.   The parties are authorized to make disclosure of the terms of this
     Agreement to their respective attorneys, accountants, tax advisors and other persons or entities having a valid commercial interest in the subject matter hereof, provided that prior to any such disclosure, the person or entity to whom such disclosure is made shall agree to keep this Agreement confidential. If any party is sought to be required by judicial or legislative subpoena, notice or other process or demand to furnish information covering the terms of this Agreement, such party shall give as much advance written notice thereof as is reasonably possible to the other parties so that they may, if they so elect, seek protective relief. Notwithstanding the foregoing, eSpeed shall be allowed to disclose the financial terms of this Agreement to licensees for purposes of matters related to most favored licensee provisions.

8. The parties shall make no suggestion that CBOT or CME, by entering into this Agreement, has admitted infringement or validity, nor shall the parties make any suggestion that eSpeed and/or ETS has conceded noninfringement or invalidity. Also, the parties agree to refer to this document as a settlement agreement.

9. If one or more disputes arise with regard to the interpretation and/or performance of this Agreement or any of its provisions, the parties agree to attempt to resolve same by telephone conference with Bud Silverberg, the Mediator who facilitated this settlement. If the parties cannot resolve their differences by telephone conference, then each agrees to schedule one day of mediation with such Mediator within thirty (30) days to resolve the dispute and to share the costs of same equally. If a party refuses to mediate, then that party may not recover attorney's fees and costs in any litigation brought to construe or enforce this Agreement. Otherwise, if mediation is unsuccessful and litigation is brought to construe or enforce this Agreement, then the prevailing party or parties shall be entitled to recover reasonable attorney's fees, court costs and expenses, including the cost of the mediation.

10.  Other terms of this settlement are as follows:

     (a)  Attorney's Fees: Each party shall pay its own attorney's fees.

     (b) This Agreement is subject to the approval of the Board of Directors of CBOT by the close of business on August 27,2002.

11. This Settlement Agreement is made and performable in Dallas County, Texas, and shall be construed in accordance with the laws of the State of Texas.

12. Each signatory to this Settlement Agreement has entered into same freely and without duress after having consulted with counsel of his or her choice. Each party hereto has been advised by the Mediator that the Mediator is not the attorney for any party and that




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     each party should have this Agreement reviewed by that party's counsel prior to executing same. All signatories to this Agreement hereby release the Mediator from any and all responsibility arising from the drafting of this Settlement Agreement.

13. All parties agree that faxed signatures shall be sufficient to bind the parties hereto.

14. If either CBOT does not execute this Agreement or the Board of Directors of the CBOT fails to approve this Agreement, then this Agreement shall be binding as between eSpeed, ETS, and CME, provided that those provisions applicable to CBOT shall be null and void.

Signed this 23rd day of August 2002.

PLAINTIFF(S):                               DEFENDANT(S):

  /s/ Howard Lutnick                          /s/ Nickolas J. Neubauer
----------------------------------          ----------------------------------
      Chairman, eSpeed, Inc.                      CBOT Chairman
----------------------------------          ----------------------------------

----------------------------------          ----------------------------------
  /s/ H. C. Sibley                            /s/ Terrence A. Duffy
----------------------------------          ----------------------------------
      Chairman, Electronic Trading                Chairman, CME
----------------------------------          ----------------------------------
      Systems Corp.
----------------------------------          ----------------------------------


APPROVED AS TO FORM:                        APPROVED AS TO FORM:

----------------------------------          ----------------------------------

----------------------------------          ----------------------------------

----------------------------------          ----------------------------------

----------------------------------          ----------------------------------
COUNSEL FOR PLAINTIFF(S)                    COUNSEL FOR DEFENDANT(S)


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                                  ATTACHMENT B
                                  ------------

"CBOT's Electronic Futures Exchange" shall mean an electronic exchange operated by or for the benefit of CBOT, its majority-owned (directly or indirectly) subsidiaries (the "Subsidiaries"), its successors, and its associated clearing organizations, in each case for the trading and clearing of CBOT's products, (1) where users of the electronic exchange (and/or their agents) can enter bids and offers which are matched by a computer, and (2) which CBOT makes available to its members and/or customers, CBOT controls primary access thereto, and CBOT must provide consent for a third party to gain access thereto. This definition includes One Chicago with respect to futures contracts on individual securities and narrow based security indices. Except with respect to CBOT, its successors, Subsidiaries, and associated clearing organizations, this definition does not include electronic futures exchanges in which CBOT may have an ownership interest, a controlling interest (whether by exercise of voting rights or through an exercise of other interests) and/or operational responsibility.

"Licensed Activities" shall mean an activity by which CBOT's Electronic Futures Exchange is used to match bids and offers, together with associated clearing and compliance functions, in each case as defined in the `201 Patent. eSpeed and ETS agree that no license is required for the trading of commodities.

Conditioned upon the payment called for below, eSpeed grants to CBOT a worldwide, non-exclusive, non-transferable, paid-up license, (but without the right to sublicense), to make, have made, and use (but not to sell or offer for sale) an electronic marketplace for conducting Licensed Activities under United States Patent 4,903,201 (the `201 Patent) for the life thereof. For the avoidance of doubt, CBOT shall have the right to transfer this Agreement and license to the successor entitites previously described in CBOT's pending S-4 Registration Statement, provided such parties agree to be bound by all terms hereof and provided that all warranties and representations made herein can be made by such entities.

The license granted herein does not give CBOT the right to license, sell, or offer for sale any software that matches bids and offers for an electronic trading system to any third party, provided that CBOT may do so where proper pursuant to the terms of a license granted to a third party by eSpeed. For convenience of the parties and without resolving any legal issues concerning the following, the parties agree that none of the following shall constitute a sale or offer for sale of any invention claimed in the Patent: selling stock or memberships in the CBOT, leasing or selling equipment to be used with any CBOT's Electronic Futures Exchange, or receiving monetary compensation for the use of CBOT's Electronic Futures Exchange.

Notwithstanding anything to the contrary, the license granted herein shall not allow CBOT to process trades for any third party futures exchange, provided that CBOT may do so where proper pursuant to the terms of a license granted to a third party by eSpeed.

Nothing herein shall be construed to grant any license to (or constitute a waiver of exhaustion of rights with respect to) any intellectual property other than United States Patent no. 4,903,201, either explicitly or by implication.

For the rights and license granted herein, CBOT shall make a lump sum settlement payment (which includes a paid up license fee) to eSpeed of fifteen million dollars ($15,000,000). For the convenience of the parties, and as requested by CBOT, the lump sum settlement payment shall be payable to eSpeed in installments as set forth below:

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     (i)  Within thirty (30) business days following the Effective Date, CBOT shall wire transfer to a bank account specified by eSpeed a first installment in the amount of five million dollars ($5,000,000); and

     (ii) On each of the first, second, third, fourth, and fifth anniversaries of the Effective Date, CBOT shall wire transfer to a bank account specified by eSpeed a yearly installment in the amount of two million dollars ($2,000,000), the last such installment to be made on the anniversary of the Effective Date in the year 2007.

                                       2